                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                              DRUG EMPORIUM, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              DRUG EMPORIUM, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
       Not Applicable

(2) Form, Schedule or Registration Statement No.:
       Not Applicable

(3) Filing Party:
       Not Applicable

(4) Date Filed:
       Not Applicable

                              DRUG EMPORIUM, INC.
                            155 Hidden Ravines Drive
                               Powell, Ohio 43065
                           Telephone:  (614) 548-7080

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ------------------

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Drug Emporium, Inc., a Delaware corporation (the "Company"), will be held at the Company corporate offices at 155 Hidden Ravines Drive, Powell, Ohio, on the 26th day of June, 1996, at 9:00 a.m. Eastern Daylight Savings Time, for the following purposes:

     1. To elect two (2) Class One directors to the Board of Directors for terms of three (3) years and until their successors are elected and qualified;

     2. To approve and ratify the appointment of Ernst & Young as independent auditors for the fiscal year ending March 1, 1997; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 29, 1996 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books will not be closed.

     The Proxy Statement, Proxy and the Annual Report of the Company for the fiscal year ended March 2, 1996 are being mailed with this Notice of Annual Meeting of Stockholders.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Jane H. Lagusch
                                          ----------------------------------
                                          JANE H. LAGUSCH, Secretary
Powell, Ohio
May 20, 1996

                                   IMPORTANT
PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY

                              DRUG EMPORIUM, INC.
                            155 Hidden Ravines Drive
                               Powell, Ohio 43065
                           Telephone:  (614) 548-7080

                           --------------------------

                                PROXY STATEMENT
                           --------------------------

     The accompanying Proxy is solicited by the Board of Directors of Drug Emporium, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 26, 1996, at 9:00 a.m. Eastern Daylight Savings Time, at the Company's corporate offices at 155 Hidden Ravines Drive, Powell, Ohio, or at any adjournments thereof. When the Proxy is properly executed and returned to the Company, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, such shares will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Stockholders attached hereto. Any stockholder may revoke his or her Proxy at any time before it is voted by executing and delivering a later Proxy or notice of revocation to the Secretary of the Company at the Company's principal office, or by giving notice of revocation or voting in person at the Annual Meeting.

     Only stockholders of record at the close of business on April 29, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The Company has outstanding only common stock (the "Common Stock"), of which 13,184,085 shares were issued and outstanding at the close of business on April 29, 1996. Each outstanding share of Common Stock is entitled to one vote.

     This Proxy Statement, together with the Notice of Annual Meeting of Stockholders, Proxy and Annual Report of the Company was first mailed to stockholders on or about May 20, 1996. Stockholders are referred to the Annual Report for financial and other information concerning the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed a part hereof.

                             ELECTION OF DIRECTORS

GENERAL

     The Bylaws of the Company provide for a Board of Directors composed of three to fifteen directors, with a nine member board unless otherwise fixed by the directors. The term of office of each Class One director will expire on the day of the Annual Meeting upon election of his successor.

     The Restated Certificate of Incorporation of the Company designates three classes of directors, with each class serving a term of three years. Two persons will stand for election at this Annual Meeting as Class One directors: Walter E. Sinterman and V.J. Wiechart, Sr. Directors are elected by a plurality of the votes cast at the meeting; the two individuals who receive the largest number of votes cast will be elected as directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN.

     Unless otherwise directed, the proxyholders will vote the Proxies received by them FOR the election of the nominees set forth in the table below for terms of three years, and until their successors are duly elected and qualified. Although the Board of Directors has no reason to believe that any of the nominees will decline or be unavailable to serve as a director, should that occur before the Annual Meeting, the Proxies will be voted by the proxyholders for such other person or persons as may be designated by the present Board of Directors unless the Board of Directors in its discretion adopts a resolution reducing the number of directors.

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS

     The following information was supplied to the Company by the listed nominees and continuing directors of the Company and is current as of April 29, 1996. The Common Stock ownership information includes current stockholdings plus shares which the listed individuals have the right to acquire within 60 days of April 29, 1996.

                                    NOMINEES

                                                                   FIRST YEAR     COMMON STOCK
                                                                    ELECTED       BENEFICIALLY     PERCENT
          NAME            AGE         PRINCIPAL OCCUPATION          DIRECTOR         OWNED         OF CLASS
- -------------------------------- ------------------------------    ----------     ------------     --------
CLASS ONE:
  TERM EXPIRES 1999:
Walter E. Sinterman       77     President of Sinco, Inc.             1983            598,103(1)      4.5%
V.J. Wiechart, Sr.        69     Chairman and Chief Executive         1993             14,000(2)        *
                                   Officer of Wiechart
                                   Pharmacy, Inc.

                              CONTINUING DIRECTORS

                                                                   FIRST YEAR     COMMON STOCK
                                                                    ELECTED       BENEFICIALLY     PERCENT
          NAME            AGE         PRINCIPAL OCCUPATION          DIRECTOR         OWNED         OF CLASS
- -------------------------------- ------------------------------    ----------     ------------     --------
CLASS TWO:
  TERM EXPIRES 1997:
Macy T. Block             70     President of M.T.B. Corp.            1994            307,000         2.3%
John B. Gerlach           69     Chairman and Chief Executive         1985          1,251,886(3)      9.5%
                                   Officer of Lancaster Colony
                                   Corporation
Thomas D. Igoe            64     Sr. Vice President, Corporate        1996              2,000           *
                                   Banking, Bank One, Columbus,
                                   NA
David L. Kriegel          50     Chairman, President and Chief        1983          1,529,700(4)     11.2%
                                   Executive Officer of the
                                   Company

                                                                   FIRST YEAR     COMMON STOCK
                                                                    ELECTED       BENEFICIALLY     PERCENT
          NAME            AGE         PRINCIPAL OCCUPATION          DIRECTOR         OWNED         OF CLASS
- -------------------------------- ------------------------------    ----------     ------------     --------
CLASS THREE:
  TERM EXPIRES 1998:
Robert S. Meeder, Sr.     67     Chairman and Chief Executive          (5)             22,000           *
                                   Officer of Muirfield
                                   Investors, Inc.
Robert Spiegel            59     Private Investor and                  (6)              1,000           *
                                   Consultant
William L. Sweet, Jr.     47     Partner; Beckman, Lawson,            1993             20,000           *
                                   Sandler, Snyder & Federoff

- ---------------

  * Less than 1%

(1) The number of shares beneficially owned by Mr. Sinterman includes 312,610 shares owned by his wife and 1,629 shares that would result upon conversion of $25,000 in principal amount of the Company's Debentures.

(2) The number of shares beneficially owned by Mr. Wiechart includes 1,000 shares owned by his wife.

(3) The number of shares beneficially owned by Mr. Gerlach includes 3,000 shares owned by Mr. Gerlach's wife, the beneficial ownership of which Mr. Gerlach disclaims and 4,886 shares held by Mr. Gerlach and Mrs. Gerlach that would result upon conversion of $75,000 in principal amount of the Company's
    7 3/4% Convertible Subordinated Debentures ("Debentures").

(4) The number of shares beneficially owned by Mr. Kriegel includes 246,660 shares held by Kriegel Holding Company, Inc., 22,000 shares held by Mr. Kriegel's wife, 900 shares owned by Mr. Kriegel's son, 20,000 shares held by two trusts and 500,000 shares which are the subject of options exercisable within 60 days.

(5) Mr. Meeder was a director of the Company from 1983 to 1988 and was appointed by the Board of Directors on April 28, 1993 to fill a vacancy in Class Three.

(6) Mr. Spiegel was a director of the Company from 1984 to 1992 and was appointed by the Board of Directors on September 14, 1995 to fill a vacancy in Class Three.
                               ------------------

WALTER E. SINTERMAN

     Mr. Sinterman is a private investor and President of Sinco, Inc., a consulting company.

V.J. WIECHART, SR.

     Mr. Wiechart is Chairman and Chief Executive Officer of Wiechart Pharmacy, Inc. and Chairman and Chief Executive Officer of Lima Medical Supply, Inc.

MACY T. BLOCK

     Mr. Block is the President of MTB Corp., a privately held company dealing in real estate. Prior to his retirement in August of 1995 Mr. Block was the Chairman and Chief Executive Officer of Sun Television and Appliances, Inc.

JOHN B. GERLACH

     Mr. Gerlach is Chairman and Chief Executive Officer of Lancaster Colony Corporation, a publicly owned conglomerate dealing primarily in specialty foods, automotive aftermarket products, glassware and candles. Mr. Gerlach is a director of Lancaster Colony Corporation, Huntington Bancshares, Inc., M/I Schottenstein Homes, Inc., Worthington Foods, Inc. and Scioto Downs, Inc.

THOMAS D. IGOE

     Mr. Igoe is a Senior Vice President, Corporate Banking, of Bank One, Columbus, N.A.

DAVID L. KRIEGEL

     Since December, 1992, Mr. Kriegel has been the Chairman and Chief Executive Officer of the Company and since June of 1994 has been Chairman, Chief Executive Officer and President of the Company. Mr. Kriegel is Chairman and Chief Executive Officer of Kriegel Holding Company, Inc., a privately owned corporation dealing with real estate and distribution. Until January, 1993, Mr. Kriegel was Vice President of Cardinal Health, a division of Cardinal Distribution, Inc., a publicly owned company. Mr. Kriegel is a director of Bank One, Lima N.A.

ROBERT S. MEEDER, SR.

     Mr. Meeder is Chairman and Chief Executive Officer of Muirfield Investors, Inc. and Chairman of its operating subsidiaries: R. Meeder & Associates, Inc., Meeder Advisory Services, Mutual Fund Services Company and OMOCO, Inc. Mr. Meeder is also President and a trustee of the Flex-Funds, a registered investment company sponsored by R. Meeder & Associates, Inc.

ROBERT SPIEGEL

     Since 1980 Mr. Spiegel has been a private investor and consultant. From 1989 through May of 1995, Mr. Spiegel was Chairman, President, Chief Executive Officer and a director of RJR Drug Distributors, Inc., the Louisville, Kentucky area franchise of Drug Emporium, Inc. Mr. Spiegel is a director of Graham Field Health Products, Inc., Hoenig Group, Inc. and Kash N' Karry, all publicly owned companies.

WILLIAM L. SWEET, JR.

     Mr. Sweet is an attorney and partner in the law firm of Beckman, Lawson, Sandler, Snyder & Federoff in Fort Wayne, Indiana. Prior to 1995 Mr. Sweet was an attorney and partner in the law firm of Barrett & McNagny in Fort Wayne, Indiana.

MEETINGS AND COMMITTEES OF THE BOARD; DIRECTOR FEES AND PAYMENTS

     The Board of Directors, pursuant to its powers, has designated a Compensation Committee (which also serves as the Stock Option Committee), an Audit Committee, an Executive Committee and a Nominating Committee. The Board of Directors held four regularly scheduled meetings and two special meetings during the year ended March 2, 1996. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the number of meetings held by all committees of the Board on which he served.

     The Compensation Committee is responsible for making recommendations to the Board of Directors regarding salaries and bonuses to be paid to Company executive officers. In addition, the Compensation

Committee has responsibility for administering the Company's stock option plans. During the year ended March 2, 1996, this committee held two meetings. Messrs. Gerlach, Meeder and Sinterman are presently members of this committee.

     The Audit Committee is responsible for reviewing the plan of audit and scope of the independent auditor's examination, meeting with the independent auditors to review internal controls, reviewing the scope of internal audit procedures and reviewing the annual financial statements and reporting thereon to the Board of Directors. The Audit Committee also makes recommendations to the Board of Directors regarding the selection of the Company's independent auditors. During the year ended March 2, 1996, the committee held one meeting. Messrs. Sweet, Igoe and Wiechart are presently members of this committee.

     The Executive Committee works with management regarding the Company's strategic planning and reviews leases and proposed capital expenditures. Messrs. Gerlach, Kriegel and Meeder are presently members of this committee. The committee held no meetings during the last fiscal year.

     The Nominating Committee is responsible for reviewing and recommending candidates to stand for election as board members and to recommend candidates to fill board vacancies. Prior to January 25, 1996 the Compensation Committee also served as the Nominating Committee. Messrs. Gerlach, Kriegel and Spiegel are presently members of this committee.

     Directors who are not Company officers are paid a fee of $2,500 per Board meeting attended plus expenses. In addition, such directors receive a fee of $750 for each committee meeting attended.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to each person known to the Company to be the beneficial owner of more than five percent of the issued and outstanding Common Stock of the Company as of April 29, 1996 and the stock ownership of the executive officers of the Company named in the Summary Compensation Table set forth below. Information regarding stock ownership of nominees and continuing directors is set forth under "Information Regarding Nominees and Continuing Directors." The Common Stock ownership and percentage information includes current shareholdings as of April 29, 1996 (unless otherwise noted) plus shares eligible for purchase within 60 days pursuant to exercisable stock options and shares available upon conversion of the Company's Debentures.

                                                                    PERCENT OF
          NAME AND ADDRESS OF                NUMBER OF SHARES      OUTSTANDING
            BENEFICIAL OWNER                BENEFICIALLY OWNED     COMMON STOCK
- ----------------------------------------    ------------------     ------------
David L. Kriegel........................         1,529,700(1)          11.2%
  155 Hidden Ravines Drive
  Powell, OH 43065
John B. Gerlach.........................         1,251,886(2)           9.5%
  37 West Broad Street
  Columbus, OH 43215
Pioneering Management Corporation.......         1,036,400(3)           7.9%
  60 State Street
  Boston, Massachusetts 02109
U.S. Bancorp............................           905,500(4)           6.9%
  111 S. W. Fifth Avenue
  Portland, Oregon 97208
Robert E. Lyons.........................            64,050(5)             *
A. Joel Arnold..........................             7,500(6)             *
Timothy S. McCord.......................             5,600(7)             *
Continuing directors, nominees
  and executive officers as
  a group (12 persons)..................         3,822,839(8)          28.5%

- ---------------

  * Less than one percent.

(1) The number of shares owned by Mr. Kriegel includes 246,660 shares held by the Kriegel Holding Company, Inc., 22,000 shares held by Mr. Kriegel's wife, 900 shares owned by Mr. Kriegel's son, 20,000 shares held by two trusts and 500,000 shares subject to options exercisable within 60 days.

(2) The number of shares beneficially owned by Mr. Gerlach includes 3,000 shares owned by Mr. Gerlach's wife, the beneficial ownership of which Mr. Gerlach disclaims, and 4,886 shares that would result upon conversion of $75,000 in principal amount of the Company's Debentures held by Mr. Gerlach and Mrs. Gerlach.

(3) Based on a Schedule 13G dated January 26, 1996, filed by Pioneering Management Corporation reporting 1,036,400 shares held.

(4) Based on a Schedule 13G dated February 13, 1996 filed by U.S. Bancorp reporting 337,900 shares held by the trust group of United States National Bank of Oregon ("Bank"), a subsidiary and 395,300 shares beneficially owned by Qualivest Capital Management, Inc. a subsidiary of the Bank, acting as investment advisor for The Qualivest Fund, a registered investment company.

(5) The number of shares owned by Mr. Lyons includes 45,000 shares which are subject to options exercisable within 60 days.

(6) The number of shares owned by Mr. Arnold includes 7,500 shares subject to options exercisable in 60 days.

(7) The number of shares owned by Mr. McCord includes 3,000 shares which are subject to options exercisable within 60 days.

(8) The number of shares beneficially owned by all directors, nominees and executive officers as a group includes 3,000 shares as to which beneficial ownership is disclaimed, 555,500 shares subject to options exercisable within 60 days, and 6,515 shares that would result upon conversion of $680,000 in principal amount of the Company's Debentures.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 2, 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report was filed late by Mr. Kriegel reporting the purchase of 700 shares by his son, and one report was filed late by Mr. Lyons reporting the sale of 8,750 shares.

                             EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

     The following table sets forth as to the Chief Executive Officer and the most highly compensated executive officers of the Company whose annual salary and bonus exceeded $100,000 for the last fiscal year information concerning all forms of compensation paid or payable by the Company for services in all capacities for the fiscal years indicated:

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                                    ------------
                                         ANNUAL COMPENSATION         SECURITIES
   NAME AND PRINCIPAL                 -------------------------      UNDERLYING
        POSITION             YEAR     SALARY($)     BONUS($)(1)     OPTIONS/SARS(#)
- -------------------------    -----    ---------     -----------     ------------
David L. Kriegel             1996      350,000         57,292(2)           -0-
                             1995      275,000         75,000          250,000
                             1994      275,000            -0-          250,000
Robert E. Lyons              1996      175,000            -0-              -0-
                             1995      175,000         15,000              -0-
                             1994      175,000            -0-              -0-
A. Joel Arnold (3)           1996      162,024            -0-              -0-
Timothy S. McCord (4)        1996      107,221            -0-            5,000
                             1995       91,346         20,000              -0-

- ---------------

(1) A bonus program in which executive officers may participate requires each executive officer to submit management objectives which he or she intends to fulfill during the fiscal year. The objectives are reviewed, revised and approved by the Chief Executive Officer, and by the Compensation Committee in the case of the Chief Executive Officer. Bonuses are subjectively determined based on amounts available and evaluation of performance based upon the agreed upon management objectives. The maximum bonus achievable is 50% of base compensation. Participation of Company executive officers in the bonus plan is at the discretion of the Compensation Committee and the Chief Executive Officer. The Compensation Committee has not yet determined the bonus amounts for fiscal 1996.

(2) The Board of Directors approved a payment of $171,875 to be made in equal installments over three years beginning March 1, 1995 to compensate Mr. Kriegel for a stock option pricing discrepancy.

(3) Mr. Arnold became an officer of the Company on April 20, 1995.

(4) Mr. McCord became an officer of the Company on June 23, 1994.

STOCK OPTIONS

     The table below sets forth information concerning individual grants of stock options during the last fiscal year to the individuals named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------------
                               NUMBER OF          % OF TOTAL
                               SECURITIES        OPTIONS/SARS
                               UNDERLYING         GRANTED TO                                               GRANT DATE
                              OPTIONS/SARS       EMPLOYEES IN      EXERCISE BASE        EXPIRATION          PRESENT
          NAME               GRANTED(#)(1)       FISCAL YEAR        PRICE($/SH)            DATE             VALUE(2)
- -------------------------    --------------     --------------     --------------     --------------     --------------
Timothy S. McCord........         5,000               100%              4.9687           9/13/2005          $ 17,150

- ---------------

(1) The options are qualified stock options and are 30% vested.

(2) Grant date present value is determined using the Black-Scholes Model. The Black-Scholes option pricing model relies on several key assumptions to estimate the present value of options, including the volatility of and dividend yield on the security underlying the option, the risk free rate of return on the date of grant and the term of the option. In the table, a factor of 44% has been assigned to the volatility of the Company's Common Stock (based on quarterly stock closing prices beginning May 31, 1990, the risk free rate of return has been fixed at 6.35% for the grant, no dividend yield, and the exercise of the option at September 13, 2005. Consequently, the grant date present value set forth in the table is only theoretical value and may not accurately determine present value. The actual value, if any, the optionee will realize will depend upon the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

STOCK OPTION VALUES AND EXERCISES

     The following table provides information regarding the fiscal year end value of unexercised options for the individuals named in the Summary Compensation Table. No stock options were exercised by the named executive officers during the 1996 fiscal year. At March 2, 1996, the Company's fiscal year end, no outstanding stock options held by the named executive officers had exercise prices lower than the market value of the underlying Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                              NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE- MONEY
                             UNEXERCISED OPTIONS/SARS FOR YEAR             OPTIONS/SARS FOR
                                          END (#)                            YEAR END ($)
                             ---------------------------------     ---------------------------------
          NAME                EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
- -------------------------    --------------     --------------     --------------     --------------
David L. Kriegel.........        500,000                 0                0                  0
Robert E. Lyons..........         45,000                 0                0                  0
A. Joel Arnold...........          7,500            17,500                0                  0
Timothy S. McCord........          3,000             7,000                0                  0

EMPLOYMENT AGREEMENTS

     The Company entered into an Employment Agreement with David L. Kriegel dated as of March 11, 1993, and amended on April 21, 1994. Pursuant to the terms of this agreement, Mr. Kriegel has agreed to perform the duties of Chief Executive Officer for an annual minimum salary of $275,000 with an annual bonus in an amount up to 100% of salary as determined by the Board of Directors. Mr. Kriegel has also received nonqualified stock options to purchase 500,000 shares of Company Common Stock exercisable until April 30, 1997 or 90 days following termination of his employment, whichever occurs first. Mr. Kriegel is also entitled to such employee benefits as are available for senior members of management. The employment agreement may be terminated at any time by the Board of Directors and may be terminated by Mr. Kriegel upon 60 days' notice. The agreement contains no change of control provisions, but does provide that if Mr. Kriegel is terminated without cause, as defined in the agreement, or if he dies or is permanently disabled, his salary will be continued for one year. On April 20, 1995, Mr. Kriegel's salary for fiscal 1996 was set at $350,000.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation program for the executive officers of the Company is the responsibility of the Compensation Committee composed of three members of the Board of Directors: Messrs. Gerlach, Meeder and Sinterman. Compensation for executive officers is recommended by the Chief Executive Officer and reviewed by the Compensation Committee, which passes its recommendations to the full Board of Directors for approval. The Chief Executive Officer's compensation is determined by the Compensation Committee based in part on his Employment Agreement, which provides for a base salary of $275,000.

     The Company's primary objective in the area of compensation is to provide a compensation program that will attract, retain, motivate and reward executives with the experience and capabilities of providing outstanding leadership to the Company's employees and excellent returns for the Company's stockholders. The key components of the compensation program, which are evaluated annually, include base salary, bonus opportunities and longer term equity incentives such as stock options. The Company believes its compensation package provides incentives for causing both short term and long term improvement in the Company's earnings, cash flow and net return on equity. The Committee currently does not believe that the new tax laws relating to deductibility of executive compensation in excess of $1,000,000 will have an impact on the existing executive compensation. The Committee will consider the necessity and desirability of qualifying the Company's compensation plans under the new law when the Committee believes the new law would affect deductibility of executive compensation.

     In determining annual compensation, the same standards are applied to the Chief Executive Officer as to the other executive officers. Salaries are determined by evaluating the scope of responsibilities of the executive's position, experience, recent past performance, length of service, contribution to corporate performance and the development and execution of business strategies. There are no specific defined targets or other criteria which tie corporate performance to executive compensation. Compensation is subjectively measured by individual qualitative measures, with no specific weight given to any particular factor. Meaningful differences in individual performance and contribution to long-term stockholder value are recognized. The salary and cash bonus components are intended to reward short term or long term improvements in the Company's performance attributable to the recent efforts of the officer. Equity based compensation is intended to provide a long-term link between executive performance with a view toward maximization of long term stockholder value and rewards provided to the executives.

     For the fiscal year ended March 1, 1997, Mr. Kriegel's salary was continued at $350,000 because his performance met expectations. Mr. Kriegel also was awarded a bonus of $75,000 for fiscal 1996 pursuant to the bonus program based on the criteria established for such program as discussed in the footnotes to the Summary Compensation Table. While the Compensation Committee did not take into consideration compensation paid to executives in peer group retail companies in determining compensation for the Company's executive officers, the Committee notes that the Company's executive officers are generally compensated below the levels paid to peer group executives.

     The Committee will continue to review the elements of the Company's executive compensation program to ensure that the total program, and each element thereof, meets the Company's business objectives and philosophy.

                                          Respectfully submitted,
                                          COMPENSATION COMMITTEE

                                          John B. Gerlach
                                          Robert S. Meeder, Sr.
                                          Walter E. Sinterman

                  COMPARISON OF CUMULATIVE STOCKHOLDER RETURN

     The following graph compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock since February 28, 1991 as measured against the Center for Research in Securities Prices Total Return Index for The Nasdaq Stock Market for U.S. Companies and with an index of peer companies. The Company has selected as its index of peer companies the NACDS Peer Group Index of publicly-held chain drug companies. This industry peer group consists of the Company and the following other chain drug companies: Arbor Drugs, Inc., Big B Inc., Fay's Incorporated, Genovese Drug Stores, Inc., Longs Drug Stores, Revco D.S., Inc., Rite Aid Corporation and Walgreen Co. Perry Drug Stores, Inc. was deleted from the peer group used in the prior year as a result of being purchased by Rite Aid Corporation. F&M Distributors, Inc. was deleted from the peer group used in the prior year due to its filing Chapter 11. The comparison of total return (change in year end stock price plus reinvested dividends) for each of the years assumes that $100 was invested on February 28, 1991 in each of the Company, the Nasdaq Retail Trade Stocks Index, and the Peer Group Index.

     The graph displayed below is presented in accordance with the requirements of the Securities and Exchange Commission. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

      Measurement Period          Nasdaq Re-                      Drug Empo-
    (Fiscal Year Covered)            tail         NACDS PEER         rium
1990                                       100             100             100
1991                                       110             135             107
1992                                       157             153             115
1993                                       167             159              56
1994                                       197             171              77
1995                                       199             200              56
1996                                       201             208              48

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The stockholders are asked to approve and ratify the Board of Directors' reappointment of Ernst & Young as the independent auditors of the Company for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending March 1, 1997. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting. At such time, the representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     An affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY. If the resolution is not adopted, the Board will consider the selection of another public accounting firm for fiscal 1997 and future years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The law firms in which William L. Sweet, Jr., a director of the Company, is or was a partner during fiscal 1996 supplied legal services to the Company during that period.

     David L. Kriegel, a director and officer of the Company, sold $375,000 face amount of the Company's 7.75% Convertible Subordinated Debentures back to the Company for $288,750 as part of a publicly announced Debenture buyback program. Mr. Kriegel had purchased the Debentures in May 1994 for $289,550.

                            STOCKHOLDERS' PROPOSALS

     Stockholders intending to bring any business before an Annual Meeting of Stockholders of the Company, including nominations of persons for election as directors, must give written notice to the Board of Directors of the business to be presented. The notice must be delivered within the time periods specified in the Company's Bylaws. A copy of the Bylaws may be obtained by writing to the Secretary of the Company.

     Proposals of stockholders that are intended to be included in the Company's proxy materials for the 1997 Annual Meeting of Stockholders pursuant to the Securities and Exchange Commission's stockholder proposal rule must be received at the Company's executive offices not later than January 21, 1997.

                       VOTING AND SOLICITATION OF PROXIES

     The presence, in person or by proxy, of the holders of a majority of shares of Company Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

     The persons named in the Proxy, which is solicited by management, will vote all properly executed Proxies. If a stockholder specifies on such Proxy a choice with respect to a proposal to be acted upon, the Proxy will be voted in accordance with such specification. Where no choice is specified, the Proxy will be voted in favor of all proposals. In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for certain nominees for directors. The shares represented by any Proxy which directs abstention on any proposal will not be voted on such proposal, but will be included in calculating the shares represented by proxy at the Annual Meeting. Broker non-votes on the proposals are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, will be counted for purposes of establishing a quorum, but will not be voted on any proposal.

     The Proxy confers discretionary authority to vote on other matters which may properly come before the meeting or an adjournment thereof, but the Board of Directors does not know of any matter to be brought before the meeting other than the matters referred to in the Notice of Annual Meeting of Stockholders and matters incident thereto. If any matter not set forth in the Notice of Annual Meeting of Stockholders is properly brought before the meeting, the proxyholders will vote thereon in accordance with their best judgment.

     The cost of solicitation of Proxies will be borne by the Company. In addition to solicitation of stockholders by the use of the mails, the Company may request brokers and banks to forward copies of proxy materials to persons for whom they hold Common Stock and to obtain authority for the execution and delivery of Proxies. Several officers and employees of the Company may, to a limited extent, solicit Proxies by personal delivery of material and by telephone, facsimile or mail.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Jane H. Lagusch
                                          --------------------------
                                          JANE H. LAGUSCH, Secretary

                             DRUG EMPORIUM, INC.
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                                JUNE 26, 1996

        The undersigned hereby appoints Jane H. Lagusch and Timothy S. McCord and each of them, with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Drug Emporium, Inc. (the "Company") and any adjournments thereof and to vote all shares of common stock the undersigned would be entitled to vote as indicated upon all matters referred to herein and in their discretion upon any other matters which may properly come before the meeting.

        1. ELECTION OF DIRECTORS:

         / / FOR all nominees            / / WITHHOLD AUTHORITY to vote
             listed below                    for all nominees listed
             (except as marked to            below.
             the contrary below)

                   Walter E. Sinterman    V.J. Wiechart, Sr.

(INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name on the space provided below.)

    ----------------------------------------------------------------------

2. To approve and ratify the appointment of Ernst & Young as independent auditors for the fiscal year ending March 1, 1997.
              / / For            / / Against            / / Abstain

3. To take action and vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

                                                     (continued on reverse side)

- --------------------------------------------------------------------------------

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                                                   Dated:_________________, 1996

                                                   _____________________________
                                                   Signed

                                                   _____________________________
                                                   Signed

                                                    If the shares are issued in
                                                   the names of two or more
                                                   persons, each person should
                                                   sign the Proxy. If the shares
                                                   are issued in the name of a
                                                   corporation or a partnership,
                                                   please sign in the corporate
                                                   name, by president or other
                                                   authorized officer, or in the
                                                   partnership name, by an
                                                   authorized person.

                                                    Please sign exactly as your
                                                   name appears and return this
                                                   Proxy promptly in the
                                                   accompanying postage-paid
                                                   envelope. When signing as an
                                                   Attorney, Executor,
                                                   Administrator, Trustee,
                                                   Guardian or in any other
                                                   representative capacity,
                                                   please give your full title
                                                   as such.

                PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY